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                                                                     EXHIBIT 3.4
                                     BYLAWS

                                       OF

                    INFORMATION MANAGEMENT ASSOCIATES, INC.

1.   OFFICES

     1.1.  Offices.  The Corporation shall maintain its registered office in the
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State of Connecticut, and such other offices, either within or without the State of Connecticut, at such locations as the Board of Directors may from time to time determine or the business of the Corporation may require.

2.   SEAL

     2.1   Seal
           ----

           (a) The Corporation shall have a seal, which shall have inscribed thereon its name and year of incorporation and the words, "Corporate Seal Connecticut."

           (b) The seal shall be kept in safe custody by the Secretary of the Corporation, it shall be affixed by the Chairman of the Board, the President or any Vice President, the Secretary or any Assistant Secretary, or the Treasurer to any corporate instrument or document requiring it, by practice or by law, and when so affixed, it may be attested by the signature of the officer so affixing it.

3.   MEETINGS OF SHAREHOLDERS

     3.1   Annual Meetings.
           ---------------

           (a) Annual meetings of shareholders shall be held at such place, either within or without the State of Connecticut, and at such time and date as the Board of Directors shall determine by resolution and set forth in the notice of the meeting. In the event that the Board of Directors fails to so determine the time, date and place for the annual meeting, it shall be held at the principal office of the Corporation at 10:00 a.m. on the first Tuesday of May of each year. In the event such day shall fall upon a legal holiday, then the annual meeting shall be on the next succeeding business day at the aforementioned time and place.

           (b) At each annual meeting the shareholders shall, by plurality of the votes cast, unless otherwise required by law, elect Directors and transact such other business as may properly be brought before them.
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          (c) The Board of Directors may, in advance of any annual or special meeting of the shareholders, adopt an agenda for such meeting, adherence to which the Chairman of the Board may enforce.

     3.2  Special Meetings.  Special meetings of the shareholders of the
          ----------------
Corporation, for any purpose or purposes, unless otherwise prescribed herein or by statute, (a) may be called by the Chairman of the Board, and (b) shall be called by the Secretary at the written request, or by resolution adopted by the affirmative vote, of a majority of the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting.

     3.3  Notice of Meetings.
          ------------------

          (a) Notice of meetings of shareholders shall be in writing and shall state the place (which may be within or without the State of Connecticut), date and hour of the meeting and in the case of a special meeting, the purpose or purposes for which a meeting is called. No business other than that specified in the notice thereof shall be transacted at any special meeting.

          (b) Such notice shall be communicated in person, by telephone, telegraph, teletype or other form of wire or wireless communication or by mail or private carrier to each shareholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting. If mailed, the notice shall be directed to the shareholder at his or her address as it appears on the records of the Corporation. Personal delivery of any such notice to any officer of a corporation or association or to any member of a partnership shall constitute delivery of such notice to such corporation, association or partnership.

          (c) Notice of any meeting of shareholders need not be given to any shareholder if waived by such shareholder in a writing signed by the shareholder entitled to the notice and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. A shareholder's attendance at a meeting: (1) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and (2) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

     3.4  Adjourned Meetings.  When a meeting is adjourned to another time or
          ------------------
place, unless otherwise provided by these Bylaws, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the shareholders may transact any business that might have been transacted at the original meeting. If an adjournment is for more than thirty (30) days or if after an adjournment a new record date is fixed for the adjourned meeting a notice of the adjourned meeting shall be given to each shareholder entitled to vote at the meeting.

     3.5  Quorum and Adjournment.  Except as otherwise provided by law, by the
          ----------------------
Corporation's Certificate of Incorporation or by these Bylaws, the presence, in person or by proxy, of the holders of a majority of the aggregate voting power of the shares issued and outstanding, entitled to vote thereat, and the voting rights of which are not suspended, shall be

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requisite and shall constitute a quorum for the transaction of business at all meetings of shareholders. If, however, such majority shall not be present or represented at any meeting of shareholders, the shareholders present, although less than a quorum, shall have the power to adjourn the meeting.

     3.6  Majority Vote Required.  When a quorum is present at any meeting of
          ----------------------
shareholders, the affirmative vote of the majority of the aggregate voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall constitute the act of the shareholders; provided, however, that if a provision of the Certificate of Incorporation, these Bylaws or any statute specifically requires a different vote such provision shall govern and control.

     3.7  Manner of Voting.  At each meeting of shareholders, each shareholder
          ----------------
having the right to vote, and whose voting rights have not been suspended, shall be entitled to vote in person or by proxy. Proxies need not be filed with the Secretary of the Corporation until the meeting is called to order, but shall be filed before being voted. Each shareholder shall be entitled to vote each share having voting power registered in his name on the books of the Corporation on the record date fixed, as provided in Section 6.4 of these Bylaws, for the determination of shareholders entitled to vote at such meeting. All elections of Directors shall be by written ballot.

     3.8  Proxies.
          -------

          (a) At any meeting of shareholders, any shareholder may be represented and vote by proxy or proxies appointed by a written form of proxy. In the event that any form of proxy shall designate two or more persons to act as proxies, a majority of such persons present at the meeting or, if only one shall be present, then that one shall have and may exercise all of the powers conferred by the form of proxy upon all of the persons so designated unless the form of proxy shall otherwise provide.

          (b) The Board of Directors may, in advance of any annual or special meeting of the shareholders, prescribe additional regulations concerning the manner of execution and filing of proxies and the validation of the same, which are intended to be voted at any such meeting.

     3.9  Presiding Officer and Secretary.  At each meeting of shareholders, the
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Chairman of the Board shall preside and the Secretary shall act as Secretary of the meeting.

     3.10 Disregard of Nomination or Proposal.  Except as otherwise provided by
          -----------------------------------
law, the Certificate of Incorporation or these Bylaws, the person presiding over any meeting of the shareholders shall have the power and duty to determine whether a nomination or any other business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 3 or Section 4.3 and, if any proposed nomination or business is not in compliance with such provisions, to declare that such defective proposal or nomination shall be disregarded.

     3.11 Inspections of Elections.  The Board of Directors by resolution may
          ------------------------
appoint one or more persons to act as inspector of elections (which may include individuals who serve the

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Corporation in other capacities including, without limitation, as officers, employees, agents or representatives of the Corporation) at any shareholders' meeting. If appointed, the inspector of election shall have the duties of accepting, rejecting and tabulating on behalf of the Corporation, votes, ballots, consents, waivers and proxies for shareholders' meetings and making and certifying the written report thereof, or such other duties as may be designated by the Board of Directors.

     3.12 Shareholder Notices.  At any meeting of the shareholders, only such
          -------------------
business shall be conducted, and only such proposals shall be acted upon as shall have been brought before the meeting (a) by or at the direction of the Board of Directors, or (b) by any shareholder who complies with the notice procedures set forth in this Section 3.12 (or for election of Directors, with the notice provisions set forth in Section 3.13)

          (a) For a proposal to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary. To be timely, a shareholder's notice must be delivered to, or mailed and received at, the principal executive offices of the corporation (i) in the case of the 1998 annual shareholders' meeting, not later than March 1, 1998, and (ii) in the case of all subsequent annual shareholders' meetings, not less than sixty (60) days nor more than ninety (90) days prior to the scheduled annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if less than seventy (70) days' notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the shareholder to be timely must be so delivered or received not later than the close of business on the tenth (10th) day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made.

          (b) A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the annual shareholders' meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address as they appear on the Corporation's books of the shareholder proposing such business, (iii) the class, series and number of shares of the Corporation that are beneficially owned by the shareholder on the date of such shareholder notice, and (iv) any material interest of the shareholder in such business.

          (c) If the presiding officer at the annual meeting determines that a shareholder proposal was not made in accordance with the terms of this Section 3.12, such officer shall so declare at the annual meeting and any such proposal shall not be acted upon at the annual meeting.

     3.13 Director Nominations.  Nominations for the election of directors may
          --------------------
be made by the Board of Directors or a nominating committee appointed by the Board of Directors or by any shareholder entitled to vote in the election of directors generally. However, any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such shareholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of shareholders, not less than sixty (60) days nor more than ninety (90) days prior to the scheduled annual meeting, regardless of any postponements, deferrals or

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adjournments of that meeting to a later date; provided, however, that if less than seventy (70) days' notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the shareholder to be timely must be so delivered or received not later than the close of business on the tenth (10th) day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made, and such written notice shall contain (ii) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (iv) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy or other applicable rules of the Securities and Exchange Commission as then in effect; and (v) the consent of each nominee to serve as a director of the Corporation if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure, or if the nominating shareholder is not or will not be a record holder of shares at the time of the shareholders' meeting.

     3.14 Compliance with Law.   Notwithstanding the foregoing provisions of
          -------------------
Section 3.12 or Section 3.13, a shareholder shall also comply with all applicable requirements of state law and of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations thereunder with respect to the matters set forth in such sections. Nothing in Section 3.13 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

4.   DIRECTORS

     4.1  Powers.  The Board of Directors shall exercise all of the powers of
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the Corporation except such powers  conferred upon or reserved to the shareholders of any class or classes by law, the Corporation's Certificate of Incorporation or these Bylaws.

     4.2  Number and Classification.
          -------------------------

          (a) The Board of Directors of the Corporation shall consist of five
(5) to fifteen (15) members, as determined by resolution duly adopted by such Board.

          (b) Subject to and as provided in the Certificate of Incorporation, the total number of Directors shall be divided into three (3) classes, with each class containing approximately the same percentage of the total, as near as may be. The Board of Directors, by resolution duly adopted, shall so divide the members of the Board of Directors into designated classes effective on and as of the effective date of the Corporation's Amended and Restated Certificate of Incorporation which establishes such staggered Board of Directors. In the case of any increase in the number of Directors of the Corporation, the additional Directors shall be so designated by the Board of Directors such that all classes of Directors shall be increased equally as nearly as may be possible, and the additional Directors shall be elected as provided herein by the Directors or by the shareholders at an annual meeting. In case of any decrease in the number

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of Directors of the Corporation, all classes of Directors shall be decreased equally as nearly as may be possible by the Board of Directors; provided, however, that no such decrease shall shorten the current term of any then-serving Director. Elections of Directors shall be conducted as provided in the Certificate of Incorporation, these Bylaws or by applicable law.

     4.3  Resignations.  Any Director may resign at any time by giving written
          ------------
notice to the Board of Directors or the Secretary. Such resignation shall take effect at the date of receipt of such notice or at any later time specified therein. Acceptance of such resignation shall not be necessary to make it effective.

     4.4  Removal.  At any special meeting of the shareholders duly called as
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provided herein, any Director may be removed from office in accordance with the
Certificate of Incorporation and the successor of the Director so removed may be elected at such meeting. Any vacancy may be filled as provided in Section 4.6.

     4.5  Vacancies.
          ---------

          (a) In case any vacancy shall occur on the Board of Directors because of death, resignation, retirement, disqualification, removal, an increase in the authorized number of Directors or any other cause, the Board of Directors may, at any meeting, by resolution adopted by the affirmative vote of a majority of the Directors then in office, though less than a quorum, elect a Director to fill such vacancy.

          (b) If, as a result of a disaster or emergency (as determined in good faith by the then remaining Directors), it becomes impossible to ascertain whether or not vacancies exist on the Board of Directors, and a person is or persons are elected by Directors, who in good faith believe themselves to be a majority of the remaining Directors, to fill a vacancy or vacancies that said remaining Directors in good faith believe exists, then the acts of such person or persons who are so elected as Directors shall be valid and binding upon the Corporation even though (i) there was in fact no vacancy or vacancies existing on the Board of Directors, or (ii) the Directors who so elected such person or persons did not in fact constitute a majority of the remaining Directors.

     4.6  Presiding Officer and Secretary.  At each meeting of the Board of
          -------------------------------
Directors, the Chairman of the Board shall preside, and the Secretary shall act as secretary of the meeting.

     4.7  Annual Meeting.  The Board of Directors shall meet each year
          --------------
immediately following the annual meeting of shareholders, at the place where such meeting of shareholders has been held, or at such other place as shall be fixed by the person presiding over the meeting of the shareholders at which such Directors are elected, for the purpose of organization, election of officers and consideration of such other business as the Board considers relevant to the management of the Corporation.

     4.8  Regular Meetings.  Regular meetings of the Board of Directors shall be
          ----------------
held on such dates and at such times and places, within or without the State of Connecticut, as shall from time to time be determined by the Board of Directors. In the absence of any such determination, such meetings shall be held at such times and places, within or without the State of Connecticut,

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as shall be designated by the Chairman of the Board on not less than two (2)
calendar days' notice (specifying the time and place of the meeting) to each Director, given orally or in writing either personally, by telephone, by facsimile transmission, by mail, by courier service, by telegram or by telex.

     4.9  Special Meetings.  Special meetings of the Board of Directors shall be
          ----------------
held at the call of the Chairman of the Board at such times and places, within or without the State of Connecticut, as he or she shall designate, on not less than two (2) calendar days' notice (specifying the time and place of the meeting) to each Director, given verbally or in writing either personally, by telephone, by facsimile transmission, by mail, by courier service, by telegram or by telex. Special meetings shall be called by the Secretary on like notice at the written request of a majority of the Directors.

     4.10 Quorum and Powers of a Majority.  At all meetings of the Board of
          -------------------------------
Directors and of each committee thereof, a majority of the members shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the members present at any meeting at which a quorum is present shall be the act of the Board of Directors or such committee, unless by express provision of law, of the Certificate of Incorporation or these Bylaws, a different vote is required, in which case such express provision shall govern and control. In the absence of a quorum, a majority of the members present at any meeting may, without notice other than announcement at the meeting, adjourn such meeting from time to time until a quorum is present.

     4.11 Waiver of Notice.  Notice of any meeting of the Board of Directors, or
          ----------------
any committee thereof, need not be given to any member if waived by him or her before or after the date and time of the meeting in a writing signed by the Director entitled to the notice and filed with the minutes of the Corporation.
A Director's attendance at or participation in a meeting waives any required notice to him or her of the meeting unless the Director at the beginning of the meeting, or promptly upon his or her arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

     4.12 Manner of Acting.
          ----------------

          (a) Members of the Board of Directors, or any committee thereof, may participate in any meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating therein can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

          (b) Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or such committee.

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     4.13 Compensation.
          ------------

          (a) The Board of Directors, by a resolution or resolutions, may fix, and from time to time, change the compensation of Directors.

          (b) Each Director who is not also an employee of the Corporation shall be entitled to reimbursement from the Corporation for his or her reasonable expenses incurred in attending meetings of the Board of Directors or a committee thereof.

          (c) Nothing contained in these Bylaws shall be construed to preclude any Director from serving the Corporation in any other capacity and from receiving compensation from the Corporation for services rendered to it in such other capacity.

     4.14 Committees.  The Board of Directors may, by resolution or resolutions
          ----------
adopted by the affirmative vote of a majority of the Board of Directors, designate one or more committees, each committee to consist of two or more Directors, which to the extent provided in said resolution or resolutions shall have and may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation; provided that no such committee shall have the power to (a) elect Directors, (b) alter, amend, or repeal these Bylaws or any resolution of the Board relating to such committee,
(c) appoint any member of such committee, (d) declare any dividend or make any other distribution to the shareholders of the Corporation or (e) take any other actions which may lawfully be taken only by the full Board of Directors. Such committee or committees shall have such name or names as may be determined from time to time by resolutions adopted by the Board of Directors.

     4.15 Committee Procedure.
          -------------------

          (a) Except as otherwise provided by these Bylaws, each committee shall adopt its own rules governing the time, place and method of holding its meetings and the conduct of its proceedings and shall meet as provided by such rules or by resolution of the Board of Directors. Unless otherwise provided by these Bylaws or any such rules or resolutions, notice of the time and place of each meeting of a committee shall be given to each member of such committee as provided in Section 4.10 of these Bylaws with respect to notices of special meetings of the Board of Directors.

          (b) Each committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

          (c) Any member of any committee, other than a member thereof serving ex officio, may be removed from such committee either with or without cause, at any time, by resolution adopted by the affirmative vote of a majority of the Board of Directors at any meeting thereof. Any vacancy in any committee shall be filled by the Board of Directors in the manner prescribed by these Bylaws for the original appointment of the members of such committee.

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5.   OFFICERS

     5.1  Number
          ------

          (a) The officers of the Corporation shall include a President, one or more Vice Presidents, a Secretary and a Treasurer. The Board of Directors shall also elect a Chairman of the Board pursuant to Section 5.2. The Board of Directors may also elect such other officers as the Board of Directors may from time to time deem appropriate or necessary. Officers of the Corporation may be given distinctive designations such as Chief Executive Officer, Executive Vice President, Senior Vice President, Chief Operating Officer and Chief Financial Officer. Except for the Chairman of the Board, none of the officers of the Corporation need be a Director of the Corporation. Any two or more offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity.

          (b) The Board of Directors may delegate to the Chairman or the President the power to appoint one or more employees of the Corporation as divisional or departmental Vice Presidents and fix the duties of such appointees. However, no such divisional or departmental Vice President shall be considered as an officer of the Corporation, the officers of the Corporation being limited to those officers elected by the Board of Directors.

     5.2  Election of Officers.  The officers of the corporation to be elected
          --------------------
by the Board of Directors shall be elected annually at the first meeting of the Board of Directors held after each annual meeting of the shareholders. Each such officer shall hold office for one (1) year and until a successor shall have been duly elected and shall qualify in his or her stead unless the Board of Directors shall have provided by contract or otherwise in any particular case, or until such officer shall have resigned and his or her resignation shall have become effective, or until such officer shall have been removed in the manner hereinafter provided. Notwithstanding anything in this Section 5.2 to the contrary, the Chairman of the Board may be elected only by the vote of a majority of the Directors then in office (who may include the Director who is or is to be the Chairman of the Board).

     5.3  Removal.  Except as otherwise expressly provided in a contract duly
          -------
authorized by the Board of Directors, any officer elected by the Board of Directors may be removed, either with or without cause, at any time by resolution adopted by the affirmative vote of a majority of the Board of Directors at any meeting thereof; provided that the Chairman of the Board may be removed by the vote of a majority of the Directors then in office (excluding the Director who is Chairman of the Board).

     5.4  Resignations.  Any officer of the Corporation may resign at any time
          ------------
by giving written notice to the Board of Directors or the Chairman of the Board. Such resignation shall take

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effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified herein, the acceptance of such resignation shall not be necessary to make it effective.

     5.5  Vacancies.  A vacancy in any office because of death, resignation,
          ---------
removal, disqualification or any other cause may be filled for the unexpired portion of the term by election by the Board of Directors at any meeting thereof.

     5.6  Salaries.  The salaries of all officers of the Corporation shall be
          --------
fixed by the Board of Directors from time to time, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.

     5.7  The Chairman of the Board.
          -------------------------

          (a) The Chairman of the Board shall have the powers and duties customarily and usually associated with the office of the Chairman of the Board. The Chairman of the Board shall preside at meetings of the shareholders and of the Board of Directors. In the event of the Chairman of the Board's temporary absence or disability and the absence or disability of the President, the Chairman of the Board shall have the power to designate any Director to preside at any or all meetings of the shareholders and of the Board of Directors.

          (b) If at any time the office of President shall not be filled, or in the event of the disability of the President, the Chairman of the Board (if one shall be elected) shall have the duties and powers of the President. The Chairman of the Board shall have such other powers and perform such greater or lesser duties as may be delegated to him or her from time to time by the Board of Directors.

     5.8  The President.   In the absence of the Chairman of the Board, the
          -------------
President shall preside at all meetings of the shareholders and directors at which he is present. The President shall have the general powers and duties of supervision and management usually vested in the office of president of a corporation. In addition, the President shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall have such other powers and perform such other duties as may be delegated to him or her from time to time by the Board of Directors or the Chairman of the Board.

     5.9  The Vice Presidents.  Each Vice President shall have such powers and
          -------------------
perform such duties as may from time to time be assigned to him or her by the Board of Directors, the Chairman of the Board or the President.

     5.10 The Secretary and the Assistant Secretary.
          -----------------------------------------

          (a) The Secretary shall attend meetings of the Board of Directors and meetings of the shareholders and record all votes and minutes of all such proceedings in a book or equivalent electronic database kept for such purpose and shall perform like duties for the committees of Directors as provided for in these Bylaws when required. The Secretary shall give,

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or cause to be given, notice of all meetings of shareholders and of the Board of
Directors (except in case of meetings called by the Chairman of the Board in accordance with Sections 3.2, 4.8 or 4.9). He or she shall have charge of the stock ledger (unless responsibility for maintaining the stock ledger is delegated to a transfer agent by the Board of Directors pursuant to Section 6.6) and such other books and papers as the Board of Directors may direct. He or she shall have the responsibility of authenticating records of the Corporation. He or she shall have all such further powers and duties as generally are incident to the position of Secretary or as may from time to time be assigned to him or her by the Board of Directors or the Chairman of the Board.

          (b) Each Assistant Secretary shall have such powers and perform such duties as may from time to time be assigned to him or her by the Board of Directors, the Chairman of the Board or the Secretary. In case of the absence or disability of the Secretary, the Assistant Secretary designated by the Secretary (or, in the absence of such designation, the senior Assistant Secretary) shall perform the duties and exercise the powers of the Secretary.

     5.11 The Treasurer and the Assistant Treasurer.
          -----------------------------------------

          (a) The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He or she may endorse all commercial documents requiring endorsements for or on behalf of the Corporation and may sign all receipts and vouchers for payments made to the Corporation.

          (b) The Treasurer shall disburse funds of the Corporation as may from time to time be ordered by the Board of Directors, taking proper vouchers for such disbursements, and render to the Board of Directors, the Chairman of the Board and President, whenever they may require it, an account of all transactions undertaken by him or her as Treasurer and of the financial condition of the Corporation.

          (c) Each Assistant Treasurer shall have such powers and perform such duties as may from time to time be assigned to him or her by the Board of Directors, the Chairman of the Board, the President or the Treasurer. In case of the absence or disability of the Treasurer, the Assistant Treasurer designed by the Treasurer (or, in the absence of such designation, the senior Assistant Treasurer) shall perform the duties and exercise the powers of the Treasurer.

     5.12 Treasurer's Bond.  If required by the Board of Directors, the
          ----------------
Treasurer or any Assistant Treasurer shall give the Corporation a bond in such form and with such surety or sureties as are satisfactory to the Board of Directors for the faithful performance of the duties of office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

6.   SHARES OF THE CORPORATION

     6.1  Certificates.  Share certificates shall be issued under the seal of
          ------------
the Corporation, or facsimile thereof, and shall be numbered and shall be entered in the books of the Corporation as they are issued. Each certificate shall bear a serial number, shall exhibit the holder's name and the number of shares evidenced thereby and shall be signed by the Chairman of the Board or a Vice Chairman, if any, or the Chief Executive Officer, if any, or the President or any Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person or entity were such officer, transfer agent or registrar at the date of issue.

     6.2  Transfers.  Transfers of shares of the Corporation shall be made on
          ---------
the books of the Corporation only upon surrender to the Corporation of a share certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, provided such succession, assignment, or transfer is not prohibited by the Certificate of Incorporation, the Bylaws, applicable law or contract. Thereupon, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transactions upon its books.

     6.3  Lost, Stolen or Destroyed Certificates.  Any person claiming a share
          --------------------------------------
certificate to be lost, stolen or destroyed shall make an affidavit or an affirmation of that fact, and may be required to give the Corporation a bond of indemnity in satisfactory form and with one or more satisfactory sureties, whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to be lost or destroyed.

     6.4  Record Date.
          -----------

          (a) In order that the Corporation may determine the shareholders entitled to notice of or to vote at a meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the Board of Directors shall fix, in advance, a record date, which shall not be more than seventy (70) nor less than ten (10) days before the date of such meeting or any other action.

          (b) If no record date is fixed by the Board of Directors, (i) the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the date on which notice is given or, if the notice is waived by all shareholders entitled to vote at the meeting, at the close of business on the day next preceding the day on which the meeting was held and (ii) the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

          (c) A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided that the Board of Directors may fix a new record date for the adjourned meeting.

     6.5  Registered Shareholders.  The Corporation shall be entitled to
          -----------------------
recognize the exclusive right of a person registered on its books as the owner of shares as the person entitled to exercise the rights referred to in Section
6.4 and shall not be bound to recognize any equitable or other claim to or interest in any such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the laws of the State of Connecticut.

     6.6  Additional Powers of the Board.
          ------------------------------

          (a) In addition to those powers set forth in Section 4.1, the Board of Directors shall have power and authority to make all such rules and regulations as it shall deem expedient concerning the issue, transfer and registration of certificates for shares of the Corporation.

          (b) The Board of Directors may appoint and remove transfer agents and registrars of transfers, and may require all share certificates to bear the signature of any such transfer agent and/or any such registrar of transfers.

          (c) The Board of Directors shall have power and authority to create and issue (whether or not in connection with the issue and sale of any shares or other securities of the Corporation) warrants, rights or options entitling the holders thereof to purchase from the Corporation any shares of any class or classes or any other securities of the Corporation for such consideration and to such persons, firms or corporations as the Board of Directors, in its sole discretion, may determine, setting aside from the authorized but unissued shares of the Corporation the requisite number of shares for issuance upon the exercise of such warrant, rights or options. Such warrants, rights or options shall be evidenced by such instrument or instruments as shall be approved by the Board of Directors. The terms upon which, the time or times (which may be limited or unlimited in duration) at or within which, and the price or prices at which any such shares or other securities may be purchased from the Corporation upon the exercise of any such warrant, right or option shall be such as shall be fixed and stated in a resolution or resolutions of the Board of Directors providing for the creation and issue of such warrants, rights or options.

7.   MISCELLANEOUS

     7.1  Place and Inspection of Books.
          -----------------------------

          (a) The books and records of the Corporation shall be kept at the Corporation's principal office in the State of Connecticut or, except as otherwise required by law, at such other place or places within or without the State of Connecticut as the Board of Directors may from time to time determine.

          (b) After fixing a record date for a meeting, the officer in charge of the stock ledger of the Corporation shall prepare an alphabetical list of the names of all the shareholders who are entitled to notice of a shareholders' meeting. The list shall be arranged by voting group, and within each voting group by class or series of shares, and show the address of and number of shares held by each shareholder. The shareholders' list shall be available for inspection by any shareholder, beginning two business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the Corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held. A shareholder, his agent or attorney is entitled on written demand to inspect and, subject to the requirements of Section 33-946(c) of the CBCA, to copy the list, during regular business hours and at his expense, during the period it is available for inspection. The shareholders' list shall also be available at the meeting, and any shareholder, his agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment.

          (c) The Board of Directors shall determine from time to time whether, when and under what conditions and regulations the accounts and books of the Corporation (except such as may be by law specifically open to inspection or as otherwise provided by these Bylaws) or any of them shall be open to the inspection of the shareholders and the shareholders' rights in respect thereof.

     7.2  Indemnification.  As provided in the Corporation's Certificate of
          ---------------
Incorporation and pursuant to the provisions thereof, (i) the Corporation shall indemnify all Directors and officers of the Corporation to the fullest extent permitted by Sections 33-770 to 33-778 of the CBCA, as the same may be amended and supplemented, from and against any and all expenses, liabilities or other matters referred to in or covered by said sections; (ii) the Corporation shall pay for or reimburse reasonable expenses incurred by a Director or officer who is a party to a proceeding in advance of final disposition of the proceeding if the requirements of Section 33-773 of the CBCA are satisfied with respect to such Director or officer; and (iii) in the event and to the extent of a general or specific action of the Board of Directors to that effect, the Corporation shall indemnify and advance expenses to an employee or agent of the Corporation who is not a Director or officer to the same extent as to a Director or officer. In connection with the foregoing, all applicable procedural and other requirements set forth in Sections 33-770 to 33-778 of the CBCA, as the same may be amended and supplemented, shall be observed.

     7.3  Distributions.  Subject to any limitations or conditions contained in
          -------------
the Corporation's Certificate of Incorporation or as provided by law, the Board of Directors may authorize and the Corporation may make distributions to its shareholders. The Board of Directors

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

may base a determination that a distribution is not prohibited under Section 33-687(c) of the CBCA, as the same may be amended and supplemented, either on financial statements prepared on the basis of accounting practices and principles that are reasonable in the circumstances or on a fair valuation or other method that is reasonable in the circumstances.

     7.4  Execution of Deeds, Contracts and Other Agreements and Instruments.
          ------------------------------------------------------------------
Subject to the specific directions of the Board of Directors, all deeds, mortgages and bonds entered into by the Corporation and all other written contracts and agreements to which the Corporation shall be a party shall be executed in its name by the Chairman of the Board, the President or a Vice President, or such other person or persons as may be authorized by any such officer.

     7.5  Checks.  All checks, drafts, acceptances, notes and other orders,
          ------
demands or instruments with respect to the payment of money may be signed or endorsed on behalf of the Corporation by such officer or officers or by such agent or agents as the Board of Directors may from time to time designate.

     7.6  Voting of Shares Held.  Unless otherwise provided by resolution of the
          ---------------------
Board of Directors each of the Chairman and President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the vote which the Corporation may be entitled to cast as a shareholder or otherwise in any other corporation, partnership, limited liability company or joint venture, any of whose securities may be held by the Corporation, at meetings of the holders of the shares or other securities of such other corporation, partnership, limited liability company or joint venture or to consent in writing to any action by any such other corporation, partnership, limited liability company or joint venture; and the President shall instruct the person or persons so appointed as to the manner of casting such votes or giving such consent and may execute or cause to be executed on behalf of the Corporation, and under its corporate seal or otherwise, such written proxies, consents, waivers or other instruments as may be necessary or proper in the premises. In lieu of such appointment the Chairman or President may themselves attend any meetings of the holders of shares or other securities of any such other corporation, partnership, limited liability company or joint venture and there vote or exercise any or all power of the Corporation as the holder of such shares or other securities of such other corporation, partnership, limited liability company or joint venture.

     7.7  Fiscal Year.  The fiscal year of the Corporation shall correspond with
          -----------
the calendar year.

     7.8  Gender/Number.  As used in these Bylaws, the masculine, feminine or
          -------------
neuter gender, and the singular or plural number, shall each include the others whenever the context so indicates.

     7.9  Paragraph Titles.  The titles of the paragraphs have been inserted as
          ----------------
a matter of reference only and shall not control or affect the meaning or construction of any of the terms and provisions hereof.

     7.10 Amendment.  These Bylaws may be altered, amended or repealed by the
          ---------
affirmative vote of the holders of a majority of the voting power of the shares issued and outstanding and entitled to vote at any meeting of shareholders or by resolution adopted by the affirmative vote of not less than a majority of the Directors in office at any annual or regular meeting of the Board of Directors or at any special meeting of the Board of Directors if notice of the proposed alteration, amendment or repeal be contained in the notice of such special meeting; provided, however, that any provision of these Bylaws adopted or required to be adopted pursuant to the CBCA by the shareholders of the Corporation shall only be amended by the affirmative vote of a majority of the votes entitled to be cast on such matter.

     7.11 Certificate of Incorporation.  Notwithstanding anything to the
          ----------------------------
contrary contained herein, if any provision contained in these Bylaws is inconsistent with or conflicts with a provision of the Corporation's Certificate of Incorporation, such provision of these Bylaws shall be superseded by the inconsistent provision in the Certificate of Incorporation to the extent necessary to give effect to such provision in the Certificate of Incorporation.

                                       16